UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

Intercompany Transactions

As previously disclosed, on September 22, 2023, Sustainable Oils, Inc. (“SusOils”), a wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (the “Company”), entered into a series of intercompany transactions (the “2023 Intercompany Transactions”) providing for the incremental funding of certain of SusOils' working capital requirements by BKRF OCB, LLC (“BKRF OCB”), an indirect wholly-owned subsidiary of the Company and primary borrower under the Company’s senior secured term loan Credit Agreement (“Senior Credit Agreement”), by and among BKRF OCB, BKRF OCP, LLC, as the pledgor (BKRF OCP”), Bakersfield Renewable Fuels, LLC (“BKRF”), and Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”).

In connection with the 2023 Intercompany Transactions, SusOils executed and delivered to BKRF OCB a secured intercompany promissory note, dated September 22, 2023, in the original principal amount of $15 million (the “Original Intercompany Note”). On April 9, 2024, the Administrative Agent upsized the existing Tranche D of the Senior Credit Agreement to BKRF OCB in order to provide additional incremental funding to SusOils. In connection therewith, BKRF OCB and SusOils entered into an amended and restated secured intercompany note (the “A&R Intercompany Note”) to expressly provide for such funding. The original principal amount of the Original Intercompany Note ($15 million), the interest rate (15%) and the maturity date (August 22, 2024) remain unchanged.

In consideration for the extension of the loans to BKRF OCB and the consents provided by the Administrative Agent, the Company entered into a pledge and security agreement, dated April 9, 2024 (the “Security Agreement”), pursuant to which the Company pledged the equity interests in certain of its subsidiaries, including Camelina Co. España, S.L.U., to the senior lenders as collateral for amounts owed under the Senior Credit Agreement. The Security Agreement will terminate upon the earlier of (i) payment in full of amounts owed under the Senior Credit Agreement and (ii) the date on which the principal balance of all loans outstanding under the Credit Agreement is below (a) if prior to June 30, 2025, $300 million and (b) on and after June 30, 2025, $200 million.

As additional consideration for the extension of the loans to BKRF OCB and the consents provided by the Administrative Agent (i) SusOils and BKRF OCB entered into an amended and restated revenue sharing agreement, dated April 9, 2024 (the “Revenue Sharing Agreement”), pursuant to which SusOils has agreed pay to BKRF OCB 5% of any gross revenues generated by SusOils from the license of its patented Camelina varieties for a period of five years, beginning on January 1, 2025 and (ii) SusOils and BKRF entered into a license agreement, dated April 9, 2024 (the “License Agreement”), pursuant to which SusOils licensed to BKRF, on an intercompany, non-exclusive, sublicensable and royalty free basis, certain of its patented Camelina varieties, which may be used by BKRF for, among other things, growing Camelina for use at the Company’s Bakersfield renewable fuels facility and any other facility that produces, or desires to produce, biofuels using SusOils Camelina. The License Agreement also provides for a one-time intercompany license fee from BKRF to SusOils in the amount of $2.5 million.

Amendment to Senior Credit Agreement

On April 9, 2024, BKRF OCB, BKRF OCP and BKRF entered into Amendment No. 14 to the Senior Credit Agreement (“Amendment No. 14”) providing for, among other things, an increase in the Tranche D loan facility of up to $165 million.

The foregoing descriptions of the A&R Intercompany Note, Security Agreement, Revenue Sharing Agreement, License Agreement and Amendment No. 14 are qualified in their entirety by reference to such agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above regarding the Security Agreement and Amendment No. 14, which relate to the creation of a direct financial obligation of certain of the Company and certain of its subsidiaries, is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Secured Promissory Note, dated as of April 9, 2024, by and between Sustainable Oils, Inc. and BKRF OCB, LLC
10.2	Pledge and Security Agreement, dated as April 9, 2024, by and between Global Clean Energy Holdings, Inc. and Orion Energy Partners TP Agent, LLC, as collateral agent
10.3	Amended and Restated Revenue Sharing Agreement, dated as of April 9, 2024, by and between Sustainable Oils, Inc. and BKRF OCB, LLC
10.4	Sustainable Oils License Agreement, dated as of April 9, 2024, by and between Sustainable Oils, Inc. and Bakersfield Renewable Fuels, LLC
10.5
Amendment No. 14 to Credit Agreement, dated as of April 9, 2024, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 12, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer